UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 10, 2024

PHINIA INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41708	92-2483604
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3000 University Drive Auburn Hills, Michigan	48326
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 732-1900

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	PHIN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01.	Other Events.

On September 10, 2024, PHINIA Inc. (the “Company”) announced the commencement and subsequent pricing of a private offering (the “Offering”) of $450 million aggregate principal amount of unsecured 6.625% senior notes due 2032 (the “notes”).  The aggregate principal amount of the Offering of the notes was increased from the previously announced Offering size of $400 million aggregate principal amount of notes. The notes will be sold to investors at 100.00% plus accrued interest, if any, from September 17, 2024.  The closing of the Offering of the notes is expected to occur on or about September 17, 2024, subject to customary closing conditions.

The Company intends to use the net proceeds of the Offering to repay all of its outstanding borrowings under its term loan A facility, to pay fees and expenses in connection with the Offering, and for general corporate purposes.

Pursuant to Rule 135c under the Securities Act of 1933, as amended (the “Securities Act”), the Company is filing herewith the press releases issued on September 10, 2024 as Exhibits 99.1 and 99.2 hereto.  Such press releases are incorporated herein by reference.

The notes have not been and will not be registered under the Securities Act or any state securities laws, and may not be offered or sold in the United States or to U.S. persons absent registration or an applicable exemption from such registration requirements.  This Current Report on Form 8-K does not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sale of, the notes in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or other jurisdiction.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description
99.1	Press Release of PHINIA Inc. dated September 10, 2024

99.2	Press Release of PHINIA Inc. dated September 10, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHINIA Inc.

Date: September 10, 2024	By:	/s/ Robert Boyle

		Name:	Robert Boyle
		Title:	Vice President, General Counsel and Secretary